Exhibit 1.1

LIMITLESS X HOLDINGS INC.

Up to $75 Million in Units of Preferred Stock and Warrants

SELLING AGENCY AGREEMENT

July 24, 2026

Wilson-Davis & Co., Inc.

136 S Main, Suite 500

Salt Lake City, Utah 84101 Dear Ladies and Gentlemen:

Limitless X Holdings Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell on a “best-efforts” basis up to [60,000,000] “Units,” each Unit consisting of one share of our Class F Convertible Preferred Stock (“Class F Preferred Stock”) and one Warrant to purchase one share of our Common Stock to investors (collectively, the “Investors”), at a purchase price of $[ . ] per Unit (the “Purchase Price”) up to a total of $75,000,000, in an offering (the “Offering”) pursuant to Regulation A through Wilson-Davis & Co, Inc. (the “Selling Agent”), acting on a best-efforts basis only, in connection with such sales. The Units are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with Selling Agent concerning the purchase and sale of the Units, as follows:

1.	Agreement to Act as Selling Agent

(a) On the basis of the Company’s representations, warranties, and agreements herein contained and subject to all the terms and conditions of this Agreement, Selling Agent agrees to act on a best-efforts basis only, in connection with the issuance and sale by the Company of the Units to the Investors. Under no circumstances will Selling Agent be obligated to underwrite or purchase any of the Units for its own account or otherwise provide any financing.

(b) The Company will pay to Selling Agent a cash commission equal to:

(i)	Three percent (3.00%) of the gross Offering proceeds received by the Company from sales of the Units to persons investing through the direct selling efforts of the Company (“Company Sourced Investors”). The Company will provide Selling Agent with a list of Company Sourced Investors within two (2) weeks of receipt of the proceeds raised from Company Sourced Investors, and such list will serve as conclusive evidence of an investor’s status as a Company Sourced Investor. Additionally, the parties acknowledge that the Company may retain a third-party technology platform to assist with the administration of the Offering, and persons investing in the Offering through the platform will also be deemed Company Sourced Investors.

(ii)	Seven percent (7.00%) of the gross Offering proceeds received by the Company from all sales of the Units to persons other than Company

Sourced Investors. For the avoidance of doubt, the 7% commission will be payable on any sales of the Units to (A) customers of Selling Agent, and

(B) any persons who are not included on the Company’s list of Company Sourced Investors or who do not invest through the Company’s third-party technology provider.

The foregoing commissions are referred to herein as the “Cash Fee.” The Company will pay the Cash Fee within two (2) weeks of receipt of the proceeds from which the Cash Fee is payable.

(c) Selling Agent will have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and collectively referred to herein as the “Dealers”). The Cash Fee will be reallocable, in whole or in part, to the Dealers, in Selling Agent’s sole discretion. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of Selling Agent for payment of compensation to Dealers.

2.	Delivery and Payment.

(a) Prior to the initial Closing (as hereinafter defined) of the Offering and any subsequent Closing: (i) each Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement substantially in the relevant form included as an exhibit to the Offering Statement (each, an “Investor Subscription Agreement”) to Selling Agent, and Selling Agent will make available to the Company copies of each such Investor Subscription Agreement; and (ii) each Investor will transfer to the Company funds in an amount equal to the Purchase Price per Unit as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Units subscribed by the Investor (“subscription funds”).

(b) After receipt of the Investor Subscription Agreement and subscription funds for each purchase, the Company will deliver the Units purchased on such Closing date to the Investor, which delivery may be made through the facilities of the Depository Trust Company or via book-entry with the Company’s securities registrar and transfer agent, Mountain Share Transfer, Inc. Alternatively, the Investor may request a physical stock certificate, which the Company will send to the Investor’s mailing address listed in the Investor Subscription Agreement. The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) will take place at the office of Selling Agent or such other location as Selling Agent and the Company mutually agree. All actions taken at the Closing will be deemed to have occurred simultaneously on the date of the Closing, and all actions taken at any Subsequent Closing will be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

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(c) If the Company and Selling Agent determine that the Offering will not proceed, then the Company will promptly return the funds to the Investors without interest.

3. Representations and Warranties of the Company. The Company represents, warrants, and covenants to Selling Agent as follows.

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. ) (collectively, with the various parts of the offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular (as defined below) and all exhibits to the offering statement, the “Offering Statement”) relating to the Units pursuant to Regulation A (“Regulation A”) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Securities Act. As used in this Agreement:

(i) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement.

(ii) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A.

(iii) “Preliminary Offering Circular” means any preliminary offering circular relating to the Units included in the Offering Statement pursuant to Regulation A.

(iv) “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular.

(v) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act, and the Rules and Regulations.

(vi) “Testing-the-Waters Communication” means any video or written communication with potential Investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Securities Act and Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement or any amendment thereto has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act, and the Rules and Regulations.

(d) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The most recent Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f) The Final Offering Circular will not, as of its date, and on each Closing date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Materials, when considered together, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The Company is duly organized and validly existing as a corporation in good standing under the laws of the state of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it, and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or materially affect the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the Company’s articles of incorporation and bylaws (and all amendments thereto) have been made available to Selling Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing date.

(i) The Company has operating subsidiaries, which have been disclosed to Selling Agent and are disclosed in the Company’s filings with the Commission.

(j) The Company is organized in, and its principal place of business is in, the United States.

(k) The Company is not, and upon completion of the transactions contemplated herein will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as those terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development-stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(l) Except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular, neither the Company nor any predecessor of the Company, other issuer affiliated with the Company, director or executive officer of the Company, other officer of the Company participating in the Offering, beneficial owner of 10% or more of the Company’s outstanding voting equity securities, and promoter connected with the Company is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(m) The Company is not a “foreign private issuer,” as that term is defined in Rule 405 under the Securities Act.

(n) The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreements (if any) and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements (if any) have each been authorized and validly executed and delivered by the Company and are each a legal, valid, and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

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(o) The issuance and sale of the Units have been duly authorized by the Company, and when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid, and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The holders of the Units will not be subject to personal liability by reason of being such holders. The Units, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects. The Company has sufficient authorized Units of preferred stock for the issuance of the maximum number of Units issuable pursuant to the Offering as described in the Final Offering Circular.

(p) The Company has not authorized anyone to engage in Testing-the-Waters Communications. The Company confirms that if it decides to use Testing-the-Waters Communications, it will authorize management of the Company and Selling Agent to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications.

(q) The financial statements and the related notes included in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular present fairly, in all material respects, the Company’s financial condition as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary, or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.

(r) M&K CPAS, PLLC (the “Accountants”) has reported on the financial statements and schedules described in Section 3(q), are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The Company’s financial statements and the related notes and schedules included in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

(s) Since the date of the Company’s most recent financial statements included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing and any Subsequent Closing, other than as described, reported, or contemplated in the Company’s filings with the Commission or in the Final Offering Circular:

(i) there has not been and will not have been any material change in the Company’s capital stock or long-term debt, or any dividend or distribution of any kind declared, set aside for payment, paid, or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company taken as a whole (a “Material Adverse Change”); and

(ii) the Company has not sustained and does not reasonably expect to sustain any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance; any labor disturbance or dispute; or any action, order, or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular.

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(t) Since the date as of which information is given in the most recent Preliminary Offering Circular, other than as described or contemplated in the most recent Preliminary Offering Circular or the Company’s filings with the Commission, the Company: (i) has not entered, and will not enter before the Closing or any Subsequent Closing, into any transaction or agreement, not in the ordinary course of business, that is material to the Company; or (ii) has not incurred, and will not incur before the Closing or any Subsequent Closing, any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company; in each case, except as disclosed in the Final Offering Circular, and the Company has no plans to do any of the foregoing.

(u) The Company has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by it, in each case, free and clear of all liens, encumbrances, and claims, except those that: (i) do not materially interfere with the use made and proposed to be made of the property by the Company, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company that is material to the Company’s business is held by it under valid, existing, and enforceable leases, except those that (x) do not materially interfere with the use made or proposed to be made of the property by the Company or (xi) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Except as disclosed in the Preliminary Offering Circular or the Company’s filings with the Commission, there are no legal, governmental, or regulatory actions, suits, or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental, or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Company’s ability to perform its obligations under this Agreement; and to the Company’s knowledge, no such actions, suits, or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(w) The Company has, and at each Closing date will have: (i) all governmental licenses, permits, consents, orders, approvals, and other authorizations necessary to carry on its business as presently conducted except when the failure to have such governmental licenses, permits, consents, orders, approvals, and other authorizations would not be reasonably expected to have a Material Adverse Effect; and (ii) performed all its obligations required to be performed, and is not, and at each Closing date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected except as would not have a Material Adverse Effect or as disclosed in the Final Offering Circular or the Company’s filings with the Commission, and to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

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(x) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications, or decrees of, any court or governmental authority or agency or any subdivision thereof that is required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Units under this Agreement, or the consummation of the transactions contemplated by this Agreement, except such as may be required by the securities or blue sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Units or of OTCQX Market (“OTC Market”) in connection with the listing thereon of the Units.

(y) There is no actual or, to the Company’s knowledge, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company; the Company has not received a notice of any pending or threatened claim or investigation against it that would provide a legal basis for any enforcement action; and the Company has no reason to believe that any governmental authority is considering such action, in each case, other than those accurately described in all material respects in the Final Offering Circular or that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely and materially affect the Company’s power or ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(z) Neither the execution of this Agreement nor the issuance, offering, or sale of the Units and the consummation of any of the transactions contemplated herein: (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Company may be bound or to which any of the Company’s property or assets is subject; (ii) has resulted in or will result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company; or

(iii) result in any violation of: (1) the provisions of the Company’s organizational or governing documents; or (2) any statute or any order, rule, or regulation applicable to the Company or of any court or of any federal, state, or other regulatory authority or other government body having jurisdiction over the Company or any subsidiary, except in each case with respect to clauses (i) and (ii) only, would not be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(aa) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement that is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed, and delivered by the Company; constitute valid and binding agreements of the Company; and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. None of these contracts has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(bb) The Company and its directors, officers, or controlling persons have not taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result in (or which has constituted), under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s securities.

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(cc) Other than as previously disclosed to and agreed upon by Selling Agent in writing, neither the Company nor, to the Company’s knowledge, any person acting on the Company’s behalf: (i) has published, advertised, or otherwise make any announcements concerning the distribution of the Units; (ii) has conducted conduct road shows, seminars, or similar activities relating to the distribution of the Units; or (iii) has taken any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Units. The Company will not advertise the Offering or any distribution of the Units, nor take any action described in the preceding sentence, without Selling Agent’s prior review and written approval of each advertisement, publication, announcement, solicitation, or similar communication.

(dd) Except as disclosed in the Company’s filings with the Commission, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(ee) No labor dispute with the Company’s employees exists or, to the Company’s knowledge, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers, or contractors, except in each case as would not be reasonably expected to have a Material Adverse Effect.

(ff) The Company: (i) is and has been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to those laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, provisions, policies and administrative guidance relating to the regulation of the Company except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any regulatory agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; and (iii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan, or correction or other remedial measure entered into with any governmental authority, except in the case of (ii) or (iii) as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg) The Company’s business and operations have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations, or requirements relating to occupational safety and health, pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous or toxic substances, materials, or wastes into ambient air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, gaseous, or liquid in nature) of any governmental department, commission, board, bureau, agency, or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments, and orders relating thereto, except when the failure to be in compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

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(hh) There has been no storage, generation, transportation, use, handling, treatment, Release, or threat of Release of Hazardous Materials (as defined below) by or caused by the Company (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company is or could reasonably be expected to be liable) at, on, under, or from any property or facility now or previously owned, operated, or leased by the Company, or at, on, under, or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability that would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or that can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from, or through any building or structure.

(ii) The Company owns possesses, licenses, or has other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent the failure to own, possess, or have other rights to use such Intellectual Property would not result in a Material Adverse Effect.

(jj) Except as already publicly disclosed or as would not have, individually or in the aggregate, a Material Adverse Effect, the Company: (i) has timely filed all federal, state, provincial, local, and foreign tax returns that are required to be filed by it through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof; and (ii) has paid all taxes, assessments, penalties, interest, fees, and other charges due or claimed to be due from the Company, other than: (1) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP; or (2) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the Company’s knowledge is there any proposed additional tax assessments against the Company that could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital, or other issuance, registration, transaction, transfer, or withholding tax or duty is payable by or on behalf of Selling Agent to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with: (x) the issuance, sale, and delivery of the Units by the Company; (xi) the purchase from the Company and the initial sale and delivery of the Units to purchasers thereof; or (xii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(kk) On each Closing date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Units to be issued and sold on the Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been fully complied with.

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(ll) The Company is insured with appropriately rated insurers with the ability to pay claims against such losses and risks and in such amounts as are prudent and customary for the business in which it is engaged. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers, and directors will remain in full force and effect during the term of this Agreement. There are no claims by the Company under any policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to reinstate and renew its insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has, or will obtain within 15 days of the first sale of Units, director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in a public offering of securities.

(mm) Neither the Company nor any director, officer, agent, or employee of the Company has directly or indirectly: (i) made any unlawful contribution to any federal, state, local, and foreign candidate for public office or failed to disclose fully any contribution in violation of law; (ii) made any payment to any federal, state, local, and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof; (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(nn) The Company’s operations are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(oo) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds of the Offering, or lend, contribute, or otherwise make available such net proceeds to any subsidiary, joint venture partner, or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the Offering of the Units hereunder, or lend, contribute, or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(pp) The Company has not distributed and, prior to the later to occur of the last Closing date and completion of the distribution of the Units, will not distribute any Offering material in connection with the Offering and sale of the Units other than each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, or such other materials as to which Selling Agent has consented in writing.

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(qq) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan, and all other employee benefit plans, agreements, programs, policies, or other arrangements, whether or not subject to ERISA, that are maintained, administered, or contributed to by the Company or any of its affiliates for employees or former employees, directors, or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, have been maintained in material compliance with its respective terms and the requirements of any applicable federal, state, local, and foreign laws, statutes, orders, rules, and regulations, including but not limited to ERISA and the Internal Revenue Code (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred that would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No event has occurred (including a “reportable event” as that term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code, or other applicable law. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the Company’s directors, officers, stockholders, customers, or suppliers, on the other, that would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular, and the Final Offering Circular and is not so disclosed.

(ss) The Company has not sold or issued any securities that would be integrated with the Offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations, or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A and/or Rule 152 of the Securities Act.

(tt) The Company will use its reasonable best efforts to list the Units for trading on the OTC Market within 45 days of the first sale of Units pursuant to this Agreement.

(uu) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements, or understandings between the Company and any person that would give rise to a valid claim against the Company or Selling Agent for a brokerage commission, finder’s fee, or other like payment in connection with the Offering of the Units.

(vv) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the Company’s officers or directors or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of the Company’s directors or executive officers or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers, or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, or the Final Offering Circular and is not so described.

(ww) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively, and irrevocably submitted, to the personal jurisdiction of each United States federal court and Utah state court located in Salt Lake City, Utah, U.S.A. (each, a “Utah Court”), and the Company has the power to designate, appoint, and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively, and irrevocably designated, appointed, and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Units in any Utah Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

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4. Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular or post-qualifying amendment (“PQA”), subject to the prior approval of Selling Agent, pursuant to Rule 253 and Regulation A, within the prescribed period and will promptly provide a copy of the filing to Selling Agent following its filing.

(b) The Company will not, during such period as the Final Offering Circular or PQA would be required by law to be delivered in connection with sales of the Units by an underwriter or dealer in connection with the Offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof has first been submitted to Selling Agent for approval within a reasonable period of time prior to the filing thereof, which approval will not be unreasonably withheld.

(c) The Company will promptly notify Selling Agent, and if requested, will confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) upon receipt of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (iii) upon the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the Company’s judgment makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Pricing Disclosure Materials, or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Units for offer and sale in any jurisdiction. If, at any time, the Commission issues any order suspending the qualification of the Offering Statement in connection with the Offering contemplated hereby or in connection with sales of Securities pursuant to market making activities by Selling Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of, and make all requisite filings with the Commission pursuant to, Regulation A, the Securities Act, and the Rules and Regulations and to promptly notify Selling Agent of all such filings.

(d) If, at any time when the Final Offering Circular relating to the Units is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to Selling Agent, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to Selling Agent, without charge, the number of copies thereof as Selling Agent may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by Selling Agent, and Selling Agent agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

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(e) The Company will furnish to Selling Agent and its counsel, upon request and without charge: (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto; and (ii) so long as an offering circular relating to the Units is required to be delivered under the Securities Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as Selling Agent may reasonably request in a typeset electronic version.

(f) Prior to the sale of the Units to the Investors, the Company will cooperate with Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Units for offer and sale under the state securities or blue sky laws of such jurisdictions as Selling Agent may reasonably request; provided, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will apply the net proceeds from the Offering and sale of the Units substantially in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(h) The Company will use its reasonable best efforts to ensure that the Units continue to be listed on the OTC Market.

(i) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Units to facilitate the sale or resale of any of the Units.

(j) The Company will cause each of the persons named in the Final Offering Circular as executive officers, directors, nominee directors, and 10% stockholders of the Company who purchase Units in the Offering (collectively, the “Lock-Up Parties”) to deliver to Selling Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the purchase of Units by such Lock-Up Parties. The Lock-Up Agreement shall provide for a lock-up period of 180 days.

5. Representations and Warranties of Selling Agent; Agreements of Selling Agent. Selling Agent represents and warrants and covenants to the Company as follows.

(a) Selling Agent agrees that it will not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any written Testing-the-Waters Communication used or referred to by Selling Agent without the Company’s prior consent (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).

(b) No Selling Agent or any Dealer and no managing member, director, executive officer, or other officer of Selling Agent or any Dealer participating in the Offering of the Units is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of Selling Agent or any Dealer, or any other person being compensated by or through Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

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(c) Selling Agent and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each will remain a member or duly licensed, as the case may be, during the Offering. The Selling Agent and each Dealer has made and/or obtained all approvals that are required by FINRA or any other applicable agencies for this Offering prior to or simultaneously with executing this Agreement.

(d) Except for participating Dealer agreements, no agreement will be made by Selling Agent with any person permitting the resale, repurchase, or distribution of any Units purchased by such person.

(e) Except as otherwise consented to by the Company, Selling Agent has not and will not use or distribute any written Offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials, and the Final Offering Circular, and will only distribute the most current Offering Circular (whether Preliminary or Final) as of the date of such distribution. Selling Agent has not and will not use any “broker-dealer-use only” materials with members of the public or has not and will not make any unauthorized verbal representations or verbal representations that contradict or are inconsistent with the statements made in the most current Offering Circular (whether Preliminary or Final) as of the date of the verbal representations in connection with offers or sales of the Units.

6. Expenses.

(a) The Company will be responsible for and pay all costs and expenses incident to the Company’s performance of the obligations under this Agreement, including but not limited to costs and expenses of or relating to: (i) the preparation, printing, and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and any amendments or supplements thereto, including all fees, disbursements, and other charges of counsel to the Company; (ii) the preparation and delivery of certificates representing the Units (if any); (iii) furnishing (including costs of shipping and mailing) copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Units and market making activities of Selling Agent; (iv) any filings required to be made by Selling Agent with FINRA, and the fees, disbursements, and other charges in connection therewith (to be reimbursed at first Closing); (v) all transfer taxes, if any, with respect to the sale and delivery of the Units by the Company to the Investors; and (vi) fees and disbursements of its Accountants.

(b) The Company will reimburse Selling Agent for all out-of-pocket expenses incurred by Selling Agent in performing its services hereunder, including attorney’s fees incurred by Selling Agent in connection with the Offering in an amount not to exceed $50,000, which will be due and payable as follows: (i) $12,500 payable upon execution of this Agreement, (ii) $12,500 payable when a minimum of $500,000 is raised in the Offering, and (iii) the balance payable when $1,000,000 is raised in the Offering.

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7. Conditions of the Obligations of Selling Agent. The obligations of Selling Agent hereunder are subject to the following conditions.

(a)(i) No stop order suspending the qualification of the Offering Statement will have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission); (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Units under the securities or blue sky laws of any jurisdiction shall be in effect, and no proceedings for that purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission); (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iv) after the date hereof, no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to Selling Agent and Selling Agent did not object thereto in good faith, and Selling Agent shall have received certificates of the Company, dated as of each Closing date and signed by the Company’s Chief Executive Officer and the Principal Financial Officer, to the effect of clauses (i), (ii), and (iii).

(b) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular: (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular; and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, or other casualty (whether or not covered by insurance), any labor dispute, or any court or legislative or other governmental action, order, or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular, if in the reasonable judgment of Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units to Investors as contemplated hereby.

(c)

(d) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials, and the Final Offering Circular, there shall not have been any litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, or local or foreign court, commission, regulatory body, administrative agency, or other governmental body, domestic or foreign, that, in the reasonable judgment of Selling Agent, would reasonably be expected to have a Material Adverse Effect.

(e) Each of the Company’s representations and warranties contained herein shall be true and correct as of each Closing date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the Company’s part and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing date shall have been duly performed, fulfilled, or complied with in all material respects.

(f) At the initial Closing, there shall be furnished to Selling Agent a certificate, dated the date of its delivery, signed by each of the Company’s Chief Executive Officer and the Principal Financial Officer, in form and substance satisfactory to Selling Agent to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular, and the Pricing Disclosure Materials, and that to each of such person’s knowledge, as of the date of such certificate:

(i)(1) The Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (2) neither the Final Offering Circular nor the Pricing Disclosure Materials contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (3) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

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(ii) Each of the Company’s representations and warranties contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely, and fully performed, and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely, and fully complied with.

(iv) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(g) The Company shall have furnished or caused to be furnished to Selling Agent such certificates, in addition to those specifically mentioned herein, as Selling Agent may have reasonably requested as to the accuracy and completeness on the initial Closing date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, or the Final Offering Circular, as to the accuracy on such Closing date of the Company’s representations and warranties as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of Selling Agent.

(h) Selling Agent shall have received the Lock-up Agreements substantially in the form of Exhibit A from each of the Company’s director, nominee director, and executive officer named the Final Offering Circular who have purchased, or who intend to purchase, Units in the Offering.

(i) The Company shall have furnished or caused to be furnished to Selling Agent on the initial Closing date, and on the six-month anniversary of the initial Closing date if the Offering is still ongoing, satisfactory evidence of the Company’s good standing in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as Selling Agent may reasonably request, in each case, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(k)	On or after the Applicable Time, there shall not have occurred any of the following:

(i) a suspension or material limitation in trading in securities generally on the OTC Markets; (ii) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political, or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of Selling Agent makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Units being delivered on any Closing date on the terms and in the manner contemplated in the Final Offering Circular.

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8. Indemnification.

(a) The Company will indemnify, defend, and hold harmless Selling Agent and each Dealer, and each of their respective directors, officers, employees, and agents and each person, if any, who controls Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Selling Agent Indemnified Party”), jointly and severally, from and against any and all losses, claims, judgments, assessments, liabilities, expenses, and damages (the “Liabilities”), and the Company will reimburse each Selling Agent Indemnified Party for all fees and expenses (including all investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted (collectively, the “Expenses”), as they are incurred by a Selling Agent Indemnified Party in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not such Selling Agent Indemnified Party is a party thereto, to which any of them, may become subject under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Liabilities or Expenses are caused by, arise out of, or are based on: (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement, or the Final Offering Circular or any amendment or supplement thereto; (2) the Pricing Disclosure Materials; or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on the Company’s behalf filed in any jurisdiction in order to qualify the Units under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”); or (iii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, or the Pricing Disclosure Materials, or any amendment or supplement thereto, or in any Permitted Issuer Information or Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense, or damage arises from the sale of the Units in the Offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular, or in any amendment or supplement thereto or Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (b) below. The Company also agrees to reimburse each Selling Agent Indemnified Party for all Expenses as they are incurred in connection with enforcing such Selling Agent Indemnified Party’s rights under this Agreement The indemnification obligations under this Section 8(a) are not exclusive and will be in addition to any liability that the Company might otherwise have and will not limit any rights or remedies that may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

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(b) Selling Agent will indemnify, defend, and hold harmless the Company and its officers and directors against any Liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such Liabilities (or actions in respect thereof): (i) arise out of or are based upon any untrue statement made by Selling Agent in Section 5 of this Agreement; (ii) arise out of or are based upon any failure or alleged failure of Selling Agent to pay any compensation to a Dealer or Dealers; (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular, or any amendment or supplement thereto, or arise out of or are based solely upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular or necessary to make the statements therein not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Selling Agent expressly for use therein. Selling Agent will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as those expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to Selling Agent furnished in writing to the Company by Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular. In no event will Selling Agent indemnify the Company for any amounts in excess of the fees actually received by Selling Agent pursuant to the terms of this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In the event any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to the action or claim) unless such settlement, compromise, or judgment: (i) includes an unconditional release of the indemnified party from all liability arising out of the action or claim; and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of the Liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Selling Agent on the other from the Offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (c) above, then each indemnifying party will contribute to such amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and Selling Agent on the other in connection with the statements or omissions that resulted in such Liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Selling Agent on the other will be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Cash Fee received by Selling Agent. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Selling Agent on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Selling Agent will not be required to contribute any amount in excess of the Cash Fee received by Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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9. Termination.

(a) Selling Agent’s obligations under this Agreement may be terminated at any time by notice to the Company from Selling Agent, without liability on the part of Selling Agent to the Company in any of the following circumstances:

(i)	FINRA does not provide Selling Agent with a notice of its non-objection to Selling Agent’s compensation in connection with the Offering.

(ii)	In Selling Agent’s reasonable judgment, trading in the Units or any securities of the Company, or trading generally on the OTC Markets, has been suspended or materially limited, or minimum or maximum ranges for prices for securities have been fixed, or maximum ranges for prices for securities have been required, by OTC Markets or any exchange or system, or by order of the Commission, FINRA, or any other governmental or regulatory authority.

(iii)	In Selling Agent’s reasonable judgment, there has been, since the Applicable Time or since the respective dates as of which information is given in the Final Offering Circular, any Material Adverse Change in the Company’s assets, properties, condition, financial or otherwise, or in the results of operations, business affairs, or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(iv)	In Selling Agent’s reasonable judgment, (A) the Company has made or in the future makes a statement or omission described in Section 8(a) of this Agreement, or any untrue statement or omission regarding a material fact in any public statements or marketing materials, or (B) the continuation of the Offering would be in violation of applicable law.

(v)	There has occurred a material breach of this Agreement by the Company. Without limiting the generality of the foregoing, the Company’s advertising of the Offering or distribution of Units without Selling Agent’s prior approval pursuant to Section 3(cc) shall be deemed to constitute a material breach.

(b) The Company’s obligations under this Agreement may be terminated at any time by notice to Selling Agent from the Company, without liability on the part of the Company to the Selling Agent in any of the following circumstances:

(i)	Selling Agent has made or in the future makes a statement or omission described in Section 8(b)(i) or (iii) of this Agreement.

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(iii)	Selling Agent is in material breach of this Agreement, which breach cannot be cured or is not cured within 10 days following the Company’s written notice of such breach to the Selling Agent.

(c) No termination of this Agreement shall alter or waive Selling Agent’s right to receive payments owed under Section 1 or Section 6 hereof, including earned but unpaid Cash Fees.

(d) If this Agreement is terminated pursuant to this section, such termination shall be without liability of any party to any other party except that the Company shall pay the expenses described in Section 6(b) within ten (10) days of termination.

10. Notices. Any notice, demand, request, or other communication permitted or required under this Agreement will be in writing and will be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to the Company:	Limitless X Holdings Inc.
Attention: Jas Mathur, CEO
9777 Wilshire Blvd., Ste 400
Beverly Hills, CA 90212

If to Selling Agent, to:	Wilson-Davis & Co., Inc.
Attention: Craig Ridenhour 236 S Main
Salt Lake City, Utah 84101

Notwithstanding the foregoing, service of legal process or other similar communications will not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities, and other statements of the Company and Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement will remain in full force and effect, regardless of: (a) any investigation made by or on behalf of the Company, any Company officer or director, Selling Agent, or any person who controls Selling Agent as referred to in Section 8 hereof; and (b) delivery of and payment for the Units. The respective agreements, covenants, indemnities, and other statements set forth in Sections 6, 7, 8, and 10 hereof will remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement will inure to the benefit of and be binding upon Selling Agent and the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or will be construed to give any other person any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provisions herein contained; and this Agreement and all conditions and provisions hereof are and are intended to be for the sole and exclusive benefit of such persons and for the benefit of no other person, except that: (a) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement will also be for the benefit of the directors, officers, employees, and agents of Selling Agent and any person or persons who control Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (b) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement will also be for the benefit of the Company’s directors, the Company’s officers who have signed the Offering Statement, and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Units will be deemed a successor because of such purchase.

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13. Governing Law; Consent to Jurisdiction and Venue.

(a) This Agreement will be governed by and construed under and in accordance with the laws of the state of Utah without giving effect to any choice or conflict of law provision or rule (whether the state of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Utah.

(b) Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceeding”) may be instituted in the Utah Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted regarding the enforcement of a judgment of any such court (a “Related Judgment”), as to which the jurisdiction is non-exclusive) of such courts in any suit, action, or proceeding. Service of any process, summons, notice, or document by mail to a party’s address set forth above will be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Utah Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that the suit, action, or other proceeding brought in that court has been brought in an inconvenient forum.

(c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Utah Courts, and with respect to any Related Judgment, each party waives any immunity in the Utah Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(d) The Company’s obligations pursuant to this Agreement for any sum due to Selling Agent will, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by Selling Agent of any sum adjudged to be so due in such other currency, on which Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify Selling Agent against the loss. If the United States dollars so purchased are greater than the sum originally due to Selling Agent hereunder, Selling Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to Selling Agent hereunder.

14. Costs of Suit. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party will be entitled to recover reasonable attorney’s fees and costs incurred, both before and after judgment, in addition to any other relief to which it may be entitled.

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15. Acknowledgement. The Company acknowledges and agrees that Selling Agent is acting solely in its capacity as an arm’s-length contractual counterparty to the Company with respect to the Offering of Units contemplated hereby. Additionally, Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Selling Agent has no responsibility or liability to the Company or any other person with respect thereto. Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by Selling Agent of the Company, the transactions contemplated hereby, or other matters relating to such transactions will be performed solely for the benefit of Selling Agent and will not be on behalf of, or for the benefit of, the Company.

16. Applicable Law. This Agreement is being executed and delivered, and is intended to be performed, in the state of Utah, and the substantive laws of such state, excluding the principles of conflicts of laws, will govern the validity, construction, enforcement, and interpretation of this Agreement, except insofar as federal laws will have application.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

18. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LIMITLESS X HOLDINGS INC.

By:
Name:	Jaspreet Mathur
Title:	Chairman & CEO

Accepted as of the date hereof:

WILSON-DAVIS & CO., INC.

By:
Name:	Craig Ridenhour

EXHIBIT A

LOCK-UP AGREEMENT